Exhibit 23.1




                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Summary Financial Data" and "Experts" and to the use of our report dated February 11, 2000 in the Registration Statement (Form SB-2) and related Prospectus of SpectraScience, Inc. for the registration of 139,250 shares of its Common Stock.




Minneapolis, Minnesota
July 7, 2000